UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IB3 Networks, Inc. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	61-1433933 (I.R.S. Employer Identification No.)
10 South High Street , Canal Winchester, OH (Address of Principal Executive Offices)	43110 (Zip Code)
Consulting Agreement (Full title of the plan)
Cane Clark, LLP, 3273 E. Warm Springs Rd., Las Vegas, NV (Name and address of agent for service)
702-312-6255 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock $0.001 par value	80,000 Shares	$0.50 Per Share	$40,000	$1.57

(1)	This registration statement covers the common stock issuable pursuant to a consulting agreement executed with J&J Consultants, LLC.

(2)
Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the bid and asked price as of a specified date within five business days prior to the date of filing the registration statement.

Copies to:
Scott Doney, Esq.
 Cane Clark LLP
3273 E. Warm Springs Rd.
Las Vegas, Nevada 89120
(702) 312-6255

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*
Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

PART II

Item 3.	Incorporation of Documents by Reference.

The following documents filed by IB3 Networks, Inc. (the “Company”), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(1)	The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007;

(2)
All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the filing of the Company’s Annual Report for the year ended December 31, 2007 with the Securities and Exchange Commission;

(2)	The description of the Company’s Common Stock which is contained in the Company’s Registration Statement on Form 10-SB, filed with the Securities and Exchange Commission on September 29, 2006.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable

Item 5.	Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of it or as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Item 6.	Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided under the Nevada Revised Statutes and our Bylaws.

Under the NRS, director immunity from liability to a corporation or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a corporation's articles of incorporation (which is not the case with our Articles of Incorporation). Excepted from that immunity are: (a) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful); (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

The Bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, Officer, employee or agent of this corporation, or is or was serving at our request as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by a director in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

We also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this corporation to procure a judgment in its favor by reason of the fact that that person is or was a Director, Officer, employee, or agent, or is or was serving at our request as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to us unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

To the extent that a Director, Officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Any indemnification shall be made only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set of Contents forth herein. Such determination shall be made: (a) by the board of directors by a majority vote of a quorum consisting of directors who where not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid in advance of the final disposition of such action, suit, or proceeding as authorized by the board of directors in the manner provided above under receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified as authorized in our Bylaws.

The indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
5.1	Opinion of Cane Clark, LLP regarding validity of securities with consent to use
10.1	Consulting Agreement with J&J Consultants, LLC dated September 23, 2008.
23.1	Consent of Moore & Associates, Chartered.
24.1	Power of Attorney (included on the signature page of this registration statement)

Item 9.	Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; or

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Articles of Incorporation of the registrant, the Bylaws of the registrant, indemnification agreements entered into between the registrant and its officers and directors or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, IB3 Networks, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Ohio on October 20, 2008.

IB3 Networks, Inc.

By:	/s/ Eric Schmidt
Eric Schmidt, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Eric Schmidt	CEO, PEO, PAO, CFOP & Director	October 20, 2008
Eric Schmidt

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Eric Schmidt, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Eric Schmidt	CEO, PEO, PAO, CFOP & Director	October 20, 2008
Eric Schmidt